                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                         PRIME RETAIL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                                                November 6, 2001

Dear Preferred Stockholder:

    You are cordially invited to attend the Special Meeting of Preferred Stockholders of Prime Retail, Inc. (the "Company") to be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on December 6, 2001, at 11:00 a.m., local time. The purpose of the Meeting is to consider and take action (i) to elect two additional directors to be elected solely by the holders of the 10.5% Series A Senior Cumulative Preferred Stock and the 8.5% Series B Cumulative Participating Convertible Preferred Stock (together, the "Preferred Stock"), voting together as a single class, to serve until the Company's annual meeting of stockholders in 2003 or until their respective successors are duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment; and (ii) to transact such other business as may properly come before the Meeting. Additional information with respect to these matters is set forth in the enclosed Proxy Statement and the formal notice of Meeting.

    Also enclosed is a green Proxy Card to be used to cast votes representing shares of Series A Preferred Stock and a blue Proxy Card to be used to cast votes representing shares of Series B Preferred Stock. After reading these materials, please mark, date, sign, and return the enclosed Proxy Card(s) to ensure that your vote on the important business matters to be considered at the Meeting will be recorded. Note that if you hold only Series A Preferred Stock, you should complete only the green Proxy Card. If you hold only Series B Preferred Stock, you should complete only the blue Proxy Card. If you hold shares of both Series of Preferred Stock, you must complete both Proxy Cards. I appreciate your investment in the Company and am looking forward to this opportunity to meet you personally. Whether or not you can attend, however, I greatly appreciate your cooperation in returning the enclosed Proxy Card(s).

                                               Sincerely,

                                               [GLENN D. RESCHKE SIGNATURE]
                                               Glenn D. Reschke
                                               PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                               CHAIRMAN OF THE BOARD OF DIRECTORS

                               PRIME RETAIL, INC.
              NOTICE OF SPECIAL MEETING OF PREFERRED STOCKHOLDERS
                         TO BE HELD ON DECEMBER 6, 2001

To the Preferred Stockholders of Prime Retail, Inc.:

    The Special Meeting of Preferred Stockholders of Prime Retail, Inc., a Maryland corporation (the "Company"), will be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on December 6, 2001 at 11:00 a.m., local time (the "Meeting"), to consider and vote on the following matters:

    (i) To elect two additional directors to be elected solely by the holders of the 10.5% Series A Senior Cumulative Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), and the 8.5% Series B Cumulative Participating Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Preferred Stock"), voting together as a single class, to serve until the Company's annual meeting of stockholders in 2003 or until their respective successors are duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment; and

    (ii) To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

    Holders of record of the Company's Series A Preferred Stock and Series B Preferred Stock at the close of business on October 11, 2001 shall be entitled to notice of, and to vote with respect to all matters to be acted upon at, the Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          [C. ALAN SCHROEDER SIGNATURE]
                                          C. Alan Schroeder
                                          SECRETARY

Baltimore, Maryland
November 6, 2001

PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD(S) PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               PRIME RETAIL, INC.
                             100 EAST PRATT STREET
                                   19TH FLOOR
                           BALTIMORE, MARYLAND 21202

                            ------------------------

                                PROXY STATEMENT
                                    FOR THE
                 2001 SPECIAL MEETING OF PREFERRED STOCKHOLDERS
                         TO BE HELD ON DECEMBER 6, 2001

    The enclosed proxy is solicited by and on behalf of the board of directors (the "Board of Directors" or "Directors") of Prime Retail, Inc., a Maryland corporation (the "Company"), for use at the Special Meeting of Preferred Stockholders (the "Meeting") to be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on Thursday, December 6, 2001 at 11:00 a.m., local time, or at any adjournment or postponement thereof. This Proxy Statement and accompanying Proxy Cards are being mailed to preferred stockholders on or about November 6, 2001.

BACKGROUND

    Pursuant to the Amended and Restated Articles of Incorporation of the Company (the "Charter"), if and whenever dividends payable on the Preferred Stock shall be in arrears for six or more consecutive quarterly periods, then the holders of Preferred Stock, voting together as a single class, shall be entitled at the next annual meeting of stockholders or at any special meeting called for such purpose, to elect two additional directors (the "Preferred Directors") to the Company's Board of Directors until the full dividends accumulated on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment. More than six quarterly dividends remain unpaid with respect to both series of Preferred Stock, and the Company is presently unable to declare or pay dividends on the Preferred Stock. Accordingly, the holders of the Preferred Stock, voting as a class, are entitled to elect two Preferred Directors.

    The Board of Directors presently consists of six members, who are Kenneth A. Randall, Glenn D. Reschke, Michael W. Reschke, Sharon Sharp, Governor James R. Thompson and Marvin Traub.

DESCRIPTION OF THE PROXY; PROXY SOLICITATION

    If the accompanying Proxy Card(s) are properly signed and returned to the Company and not revoked, they will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the Proxy Card(s) will vote for the Preferred Director Nominees in the same proportion as all other properly completed and executed proxies received by the Company in a timely manner and all votes cast in person at the meeting. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if present at the Meeting, a stockholder may elect to revoke his or her proxy and vote shares personally. The principal executive offices of the Company are located at 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202.

    The cost of solicitation of proxies will be borne by the Company. The Company has engaged American Stock Transfer and Trust Company, the Company's transfer agent, to solicit proxies on behalf of the Company. The fee associated with this service is approximately $2,500. In addition, the Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. If any personal interviews or telephone conversations are used to solicit proxies, delivery of this Proxy Statement and Proxy Card will precede the interview or telephone conversation. If as a result of the interview or conversation additional Proxy Cards are requested or required, they will be forwarded to the registered holder as so requested or required.

QUORUM AND VOTE REQUIRED

    Only holders of record of the Company's 10.5% Series A Senior Cumulative Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and of the Company's 8.5% Series B Cumulative Participating Convertible Preferred Stock, par value $0.01 per share ("Series B Preferred Stock", and together with the Series A Preferred Stock, the "Preferred Stock"), on October 11, 2001 (the "Record Date") will be entitled to vote at the Meeting. As of the Record Date, the Company had 2,300,000 shares of Series A Preferred Stock and 7,828,125 shares of Series B Preferred Stock outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting.

    Pursuant to the Company's Charter, the votes of holders of Series A Preferred Stock and Series B Preferred Stock shall be combined, with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares. The liquidation preference for each series of Preferred Stock is $25.00 plus accrued but unpaid dividends. Therefore, the liquidation preference per share of Series A Preferred Stock and Series B Preferred Stock, up to and including the Record Date, is $30.00 and $29.0479, respectively. As a result, the holders of Series A Preferred Stock will entitled to one vote per share and the holders of the Series B Preferred Stock will be entitled to 0.9683 votes per share.

    Under Maryland Law, the presence of holders in person or by proxy representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, the two Preferred Director Nominees receiving the largest number of affirmative votes cast by holders of the Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class, will be elected to the Board of Directors. Abstentions and broker non-votes will not be considered votes cast for purposes of the foregoing and, therefore, will have no effect on the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), common units of limited partnership interests ("Common Units") in Prime Retail, L.P., a Delaware limited partnership in which the Company is the sole general partner (the "Operating Partnership"), and the Preferred Stock as of November 1, 2001 for (a) each stockholder of the Company holding more than 5% of the voting securities of the Company, (b) each named executive officer listed in the Summary Compensation Table presented below, (c) the Directors of the Company and Preferred Director Nominees and (d) the Directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds, the number of shares of Common Stock the person has the right to acquire upon exercise of certain stock options ("Stock Options") granted pursuant to the Company's 1994 Stock Incentive Plan, the Company's 1995 Stock Incentive Plan, the Consulting Agreement between the Operating Partnership and Marvin Traub Associates, Inc. ("MTA"), the Company's 1998 Long-Term Stock Incentive Plan and the Company's Amended and Restated Nonemployee Director Stock Plan (collectively, the "Stock Incentive Plans"), the number of shares of Common Stock into which Common Units held by the person are exchangeable (if, as discussed below, the Company elects to issue shares of Common Stock rather than pay cash upon such exchange) and the number of shares of Common

Stock into which shares of Series B Preferred Stock held by the person are convertible. The extent to which a person directly holds Common Stock, Stock Options, Common Units or Series B Preferred Stock is set forth in the notes. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the "Operating Partnership Agreement") provides that Common Units may be exchanged, subject to certain limitations, into Common Stock or, at the option of the Company, cash equal to the fair market value of a share of Common Stock at the time of exchange. Holders of Series B Preferred Stock have the right, subject to ownership and transfer restrictions in the Company's charter intended to allow the Company to maintain its status as a REIT, to convert all or any of their Series B Preferred Stock into Common Stock at the conversion price of $20.90 per share of Common Stock, subject to certain adjustments.

                                                       PERCENTAGE      NUMBER OF SHARES
                                NUMBER OF SHARES OF        OF                 OF
                                   COMMON STOCK/      ALL SHARES OF      SERIES A AND            PERCENT OF
                                   COMMON UNITS          COMMON            SERIES B            ALL SHARES OF
NAME AND ADDRESS OF             BENEFICIALLY OWNED        STOCK        PREFERRED STOCK     SERIES A AND SERIES B
BENEFICIAL OWNER(1)                     (2)                (3)        BENEFICIALLY OWNED      PREFERRED STOCK
-------------------             -------------------   -------------   ------------------   ----------------------
Glenn D. Reschke (4)..........          574,587            1.3%                     0                  *
Robert A. Brvenik(5)..........          166,660            (24)                     0                  *
C. Alan Schroeder (6).........          299,467            (24)                   100                (24)
Steven S. Gothelf(7)..........          160,769            (24)                     0                  *
John A. Mastin(8).............          127,844            (24)                     0                  *
Michael W. Reschke(9).........        8,131,900           15.9%                 9,552                (24)
Prime Finance, Inc.(10).......        5,557,000           11.3%                     0                  *
Prime Financing Limited
  Partnership(11).............        5,557,000           11.3%                     0                  *
Kenneth A. Randall(12)........           13,500            (24)                     0                  *
Sharon J. Sharp...............            3,000            (24)                     0                  *
James R. Thompson(13).........          213,000            (24)                     0                  *
Marvin S. Traub(14)...........           98,000            (24)                     0                  *
Directors and executive
  officers of the Company as a
  group (11 persons)..........        9,788,727           22.5%                 9,652                (24)
Maurice A. Halperin(15).......        4,115,709            9.3%               697,400                6.9%

PREFERRED DIRECTOR NOMINEES
Paul M. Albert, Jr. (16)......                0              *                      0                  *
Howard Amster(17).............        1,830,344            4.2%             1,362,605               13.5%
Dov K. Avni(18)...............           22,739            (24)                   200                (24)
Robert H. Kanner (19).........                0              *                      0                  *
John B. Newman (20)...........                0              *                      0                  *
Gary J. Skoien (21)...........           38,745            (24)                29,175                (24)
William M. Stern(22)..........           13,000            (24)                21,500                (24)
Samuel N. Yarmak(23)..........          509,000            1.2%                45,000                (24)

------------------------

Notes:

 (1) All of the Directors of the Company and the Named Executives may be contacted c/o Prime Retail, Inc., 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202.

 (2) The beneficial ownership of Common Stock and of Preferred Stock reported herein for all owners other than Preferred Director Nominees is based upon filings with the Commission and is subject to confirmation by the Company that such ownership did not violate the ownership restrictions in the Company's charter. The ownership of Common Units reported herein is derived from the transfer records maintained by the Operating Partnership based on information provided by the Operating Partnership's limited partners. The beneficial ownership of Common Stock and Preferred Stock for each of the Preferred Director Nominees is based on information provided by such nominees to the Company for inclusion in this Proxy Statement. The Company has not independently verified such information. Information presented includes Common Stock issuable upon exercise of Stock Options which have vested or will vest within 60 days of November 1, 2001 as follows: Mr. G. Reschke 255,000; Mr. Brvenik 83,340; Mr. Schroeder 150,340; Mr. Mastin 95,000; Mr. Gothelf 102,000; Mr. M. Reschke 450,000; Mr. Randall 10,000;
     Governor Thompson 150,000; and Mr. Traub, including Marvin Traub Associates, Inc. ("MTA") 55,000. Information presented also includes Common Stock issued pursuant to a Restricted Stock Award Plan which have vested or will vest within 60 days of November 1, 2001 as follows: Governor Thompson 63,000; Mr. G. Reschke 15,687; Mr. Brvenik 49,007; Mr. Schroeder, 49,007;
     Mr. Gothelf 32,844; and Mr. Mastin 32,844.

 (3) Information presented assumes exchange or conversion only of Common Units and Series B Preferred Stock owned by such beneficial owner for Common Stock. Information presented also includes Common Stock issuable upon exercise of Stock Options of such beneficial owner which have vested or will vest within 60 days of November 1, 2001. In addition, certain of the Common Units and shares of Common Stock set forth below as being held by or beneficially owned by each of Mr. M. Reschke, Prime Finance, Inc. and Prime Financing Limited Partnership have been pledged to certain unaffiliated third parties to secure certain indebtedness (collectively, the "Pledgees"). Unless and until the Pledgees foreclose on the pledged Common Units or Common Stock or have given notice of an event of default under the operative pledge or loan agreement, such entities will not have the direct or indirect power to vote or dispose of the Common Units so pledged. The Pledgees disclaim beneficial ownership of these pledged Common Units pursuant to Section 13d-4 of the Exchange Act.

 (4) Information presented includes 251,300 Common Units which are held by Reschke I LLC, 68,287 shares of Common Stock owned by Mr. G. Reschke and 255,000 shares of Common Stock which Mr. G. Reschke has the right to acquire upon the exercise of Stock Options.

 (5) Information presented includes 83,320 shares of Common Stock owned by Mr. Brvenik and 83,340 shares of Common Stock which Mr. Brvenik has the right to acquire upon exercise of Stock Options.

 (6) Information presented includes 149,007 shares of Common Stock owned by Mr. Schroeder, 120 shares of Common Stock issuable to Mr. Schroeder upon conversion of the 100 shares of Series B Preferred Stock owned by him and 150,340 shares of Common Stock which Mr. Schroeder has the right to acquire upon exercise of certain Stock Options.

 (7) Information presented includes 58,769 shares of Common Stock owned by Mr. Gothelf and 102,000 shares of Common Stock which Mr. Gothelf has the right to acquire upon exercise of Stock Options.

 (8) Information presented includes 32,844 shares of Common Stock owned by Mr. Mastin and 95,000 shares of Common Stock which Mr. Mastin has the right to acquire upon exercise of Stock Options. Mr. Mastin resigned from his position as Executive Vice President--Leasing effective as of November 2, 2001. However, information regarding Mr. Mastin's stock ownership is set forth in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

 (9) Information presented includes 251,300 shares of Common Stock held by Prime Group Limited Partnership ("PGLP"), 5,557,000 Common Units held by Prime Financing Limited Partnership ("PFLP"), 961,085 Common Units held by Prime Group II, L.P. ("PGII"), 721,912 Common Units held by Prime Group V, L.P. ("PGV), 104,632 Common Units held by Prime Group VI, L.P. ("PGVI"), 199,548 shares of Common Stock owned by Mr. M. Reschke, 11,424 shares of Common

     Stock issuable to Mr. M. Reschke upon conversion of the 9,552 shares of Series B Preferred Stock owned by him, and 324,999 shares of Common Stock which Mr. M. Reschke has the right to acquire upon exercise of Stock Options. Mr. M. Reschke is the managing general partner of PGLP, owns a controlling equity interest in the managing general partner of PFLP and owns a controlling equity interest in the managing general partner of each of PGII, PGV, and PGVI. Mr. M. Reschke's address is c/o The Prime
     Group, Inc. ("PGI"), 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(10) Information presented includes 5,557,000 Common Units held by PFLP. Prime Finance, Inc. is the managing general partner of PFLP. The address of Prime Finance, Inc. is c/o PGI, 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(11) Information presented includes 5,557,000 Common Units directly held by PFLP. The address of PFLP is c/o PGI, 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(12) Information presented includes 3,500 shares of Common Stock, 500 of which are owned by Mr. Randall's wife, and 10,000 shares of Common Stock which Mr. Randall has the right to acquire upon exercise of Stock Options.

(13) Information presented includes 63,000 shares of Common Stock owned by Governor Thompson and 150,000 shares of Common Stock which Governor Thompson has the right to acquire upon exercise of Stock Options.

(14) Information presented includes 43,000 shares of Common Stock owned by Mr. Traub, 10,000 shares of Common Stock which Mr. Traub has the right to acquire upon the exercise of Stock Options, and 45,000 shares of Common Stock which MTA, an affiliate of Mr. Traub, has the right to acquire upon exercise of Stock Options.

(15) Information presented is based on a Schedule 13D/A filed with the Commission on February 15, 2001 by Maurice A. Halperin. The amounts set forth represent 3,418,309 shares of Common Stock and 697,400 shares of Series B Preferred Stock currently convertible into 834,229 shares of Common Stock. Mr. Halperin's business address is 17890 Deauville Lane, Boca Raton, Florida 33496.

(16) Mr. Albert's business address is 135 Main Street, South Salem, New York 10590-1209.

(17) Information presented includes (i) 335,726 shares of Common Stock beneficially owned by Mr. Amster's IRAs; (ii) 66,948 shares of Common Stock beneficially owned by the Amster Trading Company Charitable Remainder Unitrust (Mr. Amster is the trustee); (iii) 23,632 shares of Common Stock issuable upon conversion of the 19,760 shares of Series B Preferred Stock beneficially owned by Gould Trading Company (Mr. Amster's wife owns 100% of such company); (iv) 1,404,038 shares of Common Stock issuable upon conversion of (A) 928,025 shares of Series B Preferred Stock beneficially owned by Mr. Amster's IRAs, (B) 181,000 shares of Series B Preferred Stock beneficially owned by Ramat Securities Ltd. (Mr. Amster owns 83% of Ramat Securities Ltd.), (C) 2,750 shares of Series B Preferred Stock beneficially owned by Amster Limited Partnership (Mr. Amster is the general partner),
     (D) 58,000 shares of Series B Preferred Stock beneficially owned by the Howard M. Amster Charitable Remainder Unitrust (Mr. Amster is the trustee),
     (E) 170 shares of Series B Preferred Stock beneficially owned by Pleasant Lake Apts. Corp. (Mr. Amster owns 100% of the company), and (F) 4,000 shares of Series B Preferred Stock beneficially owned by Pleasant Lake Apts. Limited Partnership (Pleasant Lake Apts. Corp. is the general partner); (v) 27,700 shares of Series A Preferred Stock beneficially owned by Mr. Amster's IRAs; (vi) 104,100 shares of Series A Preferred Stock beneficially owned by Ramat Securities Ltd.; (vii) 10,000 shares of Series A Preferred Stock beneficially owned by Pleasant Lake Apts. Limited Partnership; (viii) 17,100 shares of Series A Preferred Stock beneficially owned by Mr. Amster's wife; and (ix) 10,000 shares of Series A Preferred Stock beneficially owned by Gould Trading Company. Mr. Amster disclaims beneficial ownership of any shares of Common

     Stock or Preferred Stock beneficially owned by his wife or Gould Trading Company. Mr. Amster's business address is 23811 Chagrin Blvd. #200, Beachwood, Ohio 44122-5525.

(18) Information presented includes (i) 2,500 shares of Common Stock held by Mr. Avni directly (1,000 of which are held in an IRA), (ii) 20,000 shares of Common Stock held jointly by Mr. Avni's wife and son over which Mr. Avni has a power of attorney and (iii) 239 shares of Common Stock issuable upon conversion of the 200 shares of of Series B Preferred Stock held directly by Mr. Avni. Mr. Avni's address is 150-B Forest Drive, Jericho, New York 11753.

(19) Mr. Kanner's business address is 3830 Kelley Avenue, Cleveland, Ohio 44114-4590.

(20) Mr. Newman's business address is c/o MBNT Financial Holdings Limited, 70 University Avenue, Suite 400, Toronto, Ontario M5J 2M4.

(21) Information presented includes 3,850 shares of Common Stock beneficially owned by Mr. Skoien and 34,893 shares of Common Stock issuable upon the conversion of the 254 shares of Series B Preferred Stock beneficially owned by Mr. Skoien's IRAs and the 29,175 shares of Series B Preferred Stock beneficially owned by Mr. Skoien directly. Mr. Skoien's business address is c/o The Prime Group, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(22) Information presented includes (i) 2,750 shares of Series A Preferred Stock held by Mr. Stern directly, (ii) 950 shares of Series A Preferred Stock he beneficially owns as the trustee of the Berger trust, (iii) 21,500 shares of Common Stock held by Mr. Stern directly and (iv) 11,122 shares of Common Stock issuable upon conversion of the 9,300 shares of Series B Preferred Stock he beneficially owns as the trustee of the estate of Mel Stern and the Jackie S. Gutman Trust U/ T/A dated 1/26/94. Mr. Stern's business address is Stern Brothers & Co., 8000 Maryland Avenue, Suite 1020, St. Louis, Missouri 63105.

(23) Information presented includes (i) 45,000 shares of Series A Preferred Stock Mr. Yarmak beneficially owns (such shares are owned directly by Business Exchange Investments Inc. ("BEII") of which Mr. Yarkmak is the President and Chairman), (ii) 441,000 shares of Common Stock held by BEII, and (iii) 68,000 shares of Common Stock held by Mr. Yarmak directly.
     Mr. Yarmak's business address is 4616 West Sahara, Unit 317, Las Vegas, Nevada 89102.

(24) Amount represents less than 1%.

                                 PROPOSAL NO. 1
                        ELECTION OF PREFERRED DIRECTORS

    The Preferred Directors will each hold office until the Company's annual meeting of stockholders in 2003 or until their successors are duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment. Properly completed and executed proxies will be voted in the manner directed by the executing stockholder. If no direction is made on an executed proxy by a stockholder, then the votes such stockholder is entitled to cast shall be cast for the Preferred Director Nominees in the same proportion as all other properly completed and executed proxies received by the Company in a timely manner and all votes cast in person at the meeting. Note that stockholders may only vote the proxy cards for two directors. If a stockholder votes for more than two directors on a proxy card, the card will be deemed null and void and such stockholder's votes will not be counted. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director.

    Set forth below are the names of and certain other information regarding the nominees for the two additional Preferred Director positions to be elected at the Meeting and also regarding the Directors whose terms of office will continue after the Meeting. The information concerning the Preferred Director Nominees was provided to the Company by the Preferred Director Nominees for inclusion in this Proxy Statement. The Company has not independently verified such information and does not make any representation as to its accuracy.

NOMINEES FOR ELECTION

-------------------------------------------------------------------------------------------------------
                                            PRINCIPAL OCCUPATION AND      STOCKHOLDER NOMINATING THIS
            NAME               AGE               POSITION HELD             PREFERRED DIRECTOR NOMINEE
-------------------------------------------------------------------------------------------------------
Paul M. Albert, Jr.              58      Finance and Capital Markets     Cede & Co., on behalf of
                                         Consultant, Private Investor    Merrill Lynch Global
                                         and Director of EarthWatch      Allocation Fund, Inc.
                                         Incorporated
-------------------------------------------------------------------------------------------------------
Howard Amster                    53      Securities Principal of Ramat   Cede & Co., Nominee of The
                                         Securities Ltd. and Private     Depositary Trust Company, on
                                         Investor                        behalf of Howard Amster
-------------------------------------------------------------------------------------------------------
Dov K. Avni                      59      Stock Investor and Investment   Richard A. Liotta, a holder of
                                         Consultant                      200 shares of Series B
                                                                         Preferred Stock and 2,500
                                                                         shares of Common Stock.
-------------------------------------------------------------------------------------------------------
Robert H. Kanner                 54      President, Chairman and Chief   Cede & Co., Nominee of The
                                         Executive Officer of Pubco      Depositary Trust Company, on
                                         Corporation                     behalf of Howard Amster
-------------------------------------------------------------------------------------------------------
John B. Newman                   67      Chairman of MBNT Financial      Cede & Co., on behalf of
                                         Holdings Limited                Merrill Lynch Global
                                                                         Allocation Fund, Inc.
-------------------------------------------------------------------------------------------------------
Gary J. Skoien                   47      President, Chairman and Chief   Cede & Co., Nominee of The
                                         Executive Officer of Horizon    Depositary Trust Company, on
                                         Group Properties, Inc. and      behalf of Gary Skoien
                                         Executive Vice President and
                                         Chief Operating Officer of The
                                         Prime Group, Inc.
-------------------------------------------------------------------------------------------------------
William M. Stern                 56      Senior Vice President of Stern  David Eidelman, a holder of
                                         Brothers & Co.                  8,700 shares of Series A
                                                                         Preferred Stock, 3,000 shares
                                                                         of Series B Preferred Stock
                                                                         and 100,000 shares of Common
                                                                         Stock.
-------------------------------------------------------------------------------------------------------
Samuel N. Yarmak                 67      President and Chairman of the   Samuel N. Yarmak
                                         Board of Directors of Business
                                         Exchange Investments Inc.
-------------------------------------------------------------------------------------------------------

    PAUL M. ALBERT, JR. Mr. Albert is a professional corporate director, finance and capital markets consultant primarily engaged in educating bankers at global financial institutions, and a private investor. He has been a director of EarthWatch Incorporated since April 1999 and prior to the sale of the companies was a director of CAI Wireless from December 1998 to August 1999 and Teletrac Inc. from December 1999 to April 2001. In his capacity as a corporate director he has served on audit, compensation, finance, and governance committees, usually as committee chairman, and is an active member of the National Association of Corporate Directors. From 1970 to 1996 he was an investment banker, holding senior officer positions at Morgan Stanley & Co. and Prudential Securities. He earned degrees at Princeton University and Columbia Business School and has taught at Columbia and Cornell Business Schools.

    HOWARD AMSTER. Since June 2000, Howard Amster has been a securities principal at Ramat Securities Ltd., a registered NASD securities broker/dealer. He is also currently the President of Pleasant Lake Apts. Corp., the general partner of Pleasant Lake Apts. Limited Partnership, a private owner and operator of apartment properties. From 1992 to June 2000, Mr. Amster was an investment consultant at First Union Securities Corp., formerly EVEREN Securities, formerly Kemper Securities Corp. Mr. Amster is currently a director of Maple Leaf Financial, the private holding company for Geauga Savings Bank, a northern Ohio savings bank, Horizon Group Properties, Inc. (NasdaqSC:HGPI), a publicly held real estate investment trust, and Astrex, Inc. (OTC BB: ASXI.OB), a publicly held value-added distributor of electronic components used in connecting, controlling, regulating and storing electricity in equipment. From 1992 to 1998, Mr. Amster was a trustee of CleveTrust Realty Investment Trust, a formerly publicly traded company that liquidated during 1997-1998.

    DOV K. AVNI.  Mr. Avni is private investor and investment consultant.
Mr. Avni is an electronic systems engineer (M.S.C. EE.) with a Masters in Business Administration from LIU. He has had substantial experience in acquisition, management, leasing and selling of real property from 1987 to the present. Prior to that time, he has managed large defense programs in Israel jointly with the United States Air Force.

    ROBERT H. KANNER. Since 1983, Robert H. Kanner has been a director and the President and Chief Executive Officer of Pubco Corp. (NASDAQ:PUBO), a manufacturer and marketer of computer printer and labeling supplies, labeling devices and products for construction and related industries. From 1987 until the present, Mr. Kanner has also been the Chairman of Pubco Corp. From 1992 to 1998, Mr. Kanner was a trustee of CleveTrust Realty Investors, a formerly Nasdaq traded business trust that liquidated pursuant to a shareholder approved orderly liquidation plan during 1997-1998. Mr. Kanner was also a director of Riser Foods, Inc., a formerly American Stock Exchange traded grocery wholesaler and retailer, from 1988 until its acquisition by Giant Eagle, Inc. in 1997.

    JOHN B. NEWMAN. Since his retirement in 1990 as Deputy Chairman of Prudential Securities (Canada), Mr. Newman has served as Chairman and Chief Executive Officer of MBNT Financial Holdings Limited, a private investment vehicle located in Toronto, Ontario, Canada. Mr. Newman also served as Chairman and Chief Executive Officer of First Plact Tower Inc., the owner of a
2.6 million square foot, 72 story office and retail complex located in Toronto, from its emergence from bankruptcy in 1995 until its sale in September 1999. He is currently Chairman of the First Canadian Place Management Committee and is a director of a number of public and private Canadian corporations and trusts engaged in real estate, insurance, investment, manufacturing, distribution and financing. From December 1998 until its sale in August 1999, Mr. Newman was a director and Chairman of the Finance/Strategic Partner Committee of CAI Wireless Inc.

    GARY J. SKOIEN. From June 1998 to the present, Mr. Skoien has been the President, Chairman and Chief Executive Officer of Horizon Group
Properties, Inc. (NasdaqSC:HGPI), a publicly held real estate investment trust and since 1995 has been the Executive Vice President and Chief Operating Officer of The Prime Group, Inc., a privately held developer, manager and owner of real estate.

    WILLIAM M. STERN. Since September 1999, Mr. Stern has been the Senior Vice President in charge of sales and trading for Stern Brothers & Co., a broker dealer with expertise in municipal finance and underwriting. From 1997 to 1999, Mr. Stern was a Vice President of Mercantile Bank. Mr. Stern was also the Managing Director of the Bond Department of Mark Twain Capital Markets Group from 1975 to 1997. He is a member of the board of directors of Westmoreland Coal Co. Mr. Stern received his Masters in Business Administration from the Wharton Business School in 1969.

    SAMUEL N. YARMAK. Since February 2000, Mr. Yarmak has been the President and Chairman of the Board of Directors of Business Exchange Investments Inc., an investment company. His responsibilities at such company include overseeing all investments. From 1999 until April 2001, Mr. Yarmak served as a member of the Official Committee of Equity Security Holders of Criimi Mae Inc. (CMM) and, in that capacity participated in the Chapter 11 reorganization of CMM, which emerged from bankruptcy on April 17, 2001, pursuant to a plan of reorganization of which the Equity Committee was a proponent. From 1985 through 1998, Mr. Yarmak was associated with Business Exchange, a Barter Trade Company. From 1991 to 1998, Mr. Yarmak served as the Chairman of their board of directors. From 1975 until 1984, he worked with National Mortgage Company in the capacity of REO property management and from 1969 until 1974, he was employed by Title Insurance and Trust Company as both an auditor and as Assistant Treasurer, where his duties included cash flow management.

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE MEETING

------------------------------------------------------------------------------------------------------
                                        PRINCIPAL
                                     OCCUPATION AND      YEAR TERM OF            SERVED AS A
        NAMES           AGE           POSITION HELD      OFFICE WILL EXPIRE      DIRECTOR SINCE
------------------------------------------------------------------------------------------------------
James R. Thompson         65            Director                 2002                    1994
------------------------------------------------------------------------------------------------------
Marvin Traub              75            Director                 2002                    1994
------------------------------------------------------------------------------------------------------
Glenn D. Reschke          50         Chairman of the             2003                    1997
                                     Board, Director
------------------------------------------------------------------------------------------------------
Michael W. Reschke        45            Director                 2003                    1994
------------------------------------------------------------------------------------------------------
Kenneth A. Randall        72            Director                 2004                    1994
------------------------------------------------------------------------------------------------------
Sharon Sharp              60            Director                 2004                    1997
------------------------------------------------------------------------------------------------------

    GOVERNOR JAMES R. THOMPSON. Governor James R. Thompson, a Director of Prime Retail, Inc. since its inception in 1994, is the Chairman of the law firm of Winston & Strawn and has been a partner with the firm since 1991. Prior to joining Winston & Strawn, Governor Thompson served as the Governor of Illinois from 1977-1991. Governor Thompson serves on the board of directors of FMC Corporation, FMC Technologies, Inc., Jefferson Smurfit Group plc, Prime Group Realty Trust, Navigant Consulting, Inc., Maximus, Inc. and Hollinger International, Inc. Governor Thompson received his Juris Doctorate degree from the Northwestern University Law School.

    MARVIN S. TRAUB. Marvin S. Traub, a Director of Prime Retail, Inc. since its inception in 1994, has been President of Marvin Traub & Associates ("MTA") since 1992. MTA is an international consulting firm with clients in France, Italy, the United Kingdom and the United States. In addition, Mr. Traub joined Financo, Inc. in 1994 as Senior Advisor. Prior to establishing MTA, Mr. Traub was Chairman of Bloomingdales from 1978-1992 and was Vice Chairman of Federated Department Stores from 1988-1992. Mr. Traub was a director and Chairman of the Executive Committee of The Conran Stores, Inc. Mr. Traub is Chairman of the Home Co., in which Prime Retail, Inc. owns an interest, and Chairman of the Executive Committee of The Museum Company. Mr. Traub received an M.B.A. degree (with distinction) from Harvard Business School after receiving a B.A. degree (magna cum laude) from Harvard University.

    GLENN D. RESCHKE. Glenn D. Reschke is President, Chief Executive Officer and Chairman of the Board of Directors of Prime Retail, Inc. Reporting to the Board of Directors, Mr. G. Reschke is responsible for all aspects of the Company, its 45 outlet centers and all its employees, including the leasing, operations, marketing, development, finance and administrative functions. In addition, Mr. G. Reschke is responsible for developing and implementing the long-term strategic goals and objectives of the Company as approved by the Board of Directors. Mr. G. Reschke has been a member of the Board of Directors since 1997. Mr. G. Reschke became President and Chief Operating Officer of the Company on October 6, 1999; acting Chief Executive Officer of the Company on February 25, 2000; and Chief Executive Officer and Chairman of the Board of Directors of the Company on July 19, 2000. From the inception of the Company in 1994 through October 6, 1999, Mr. G. Reschke served as Executive Vice President--Development and Acquisitions. Prior to his employment by the Company, Mr. G. Reschke worked for The Prime
Group, Inc. ("PGI"), which he joined in 1983 and served as Vice President, Senior Vice President and Executive Vice President. Mr. G. Reschke was responsible for PGI's multi-family, senior housing, single family and land development divisions. Mr. G. Reschke received a Masters in Business Administration from Eastern Michigan University with a specialization in finance after receiving a Bachelor of Science degree with honors in Chemical Engineering from Rose Hulman Institute of Technology in Terre Haute, Indiana. Mr. G. Reschke is the brother of Michael W. Reschke.

    MICHAEL W. RESCHKE.  Michael W. Reschke has been a Director of Prime
Retail, Inc. since its inception in 1994. Mr. M. Reschke was Chairman of the Board of Directors of Prime Retail, Inc. from the Company's inception until July 19, 2000. On April 5, 2000, Mr. M. Reschke relinquished his responsibilities as an executive officer and became the non-executive Chairman of the Board of Prime Retail, Inc. Mr. M. Reschke founded The Prime Group, Inc. ("PGI") in 1981 and, since that time, has acted as PGI's Chairman, Chief Executive Officer, and President. Mr. M. Reschke is Chairman of the Board of Trustees of Prime Group Realty Trust (NYSE: PGE), Chairman of the Board of Directors of Prime Outdoor Group, L.L.C., and a member of the Board of Directors of Horizon Group Properties, Inc. (NasdaqSC: HGPI) and Whiteco Residential, L.L.C. Mr. M. Reschke received a Juris Doctorate degree (summa cum laude) from the University of Illinois after having received a B.A. degree (summa cum laude) in Accounting from Northern Illinois University. Mr. M. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant.
Mr. M. Reschke is a board member of World Business Chicago, a public-private partnership organized to attract business to the City of Chicago and to promote the region, and a member of the National Real Estate Roundtable, the Chicago Development Council, the Chicago Economic Club and the Urban Land Institute.
Mr. M. Reschke is the brother of Glenn D. Reschke, Chairman of the Board, President and Chief Executive Officer of Prime Retail, Inc.

    KENNETH A. RANDALL.  Kenneth A. Randall has been a Director of Prime
Retail, Inc. since its inception in 1994. Mr. Randall is Chairman of the Audit Committee of the Board of Directors. Mr. Randall was the Chairman of ICL Inc. from 1980 to 1982, Vice Chairman of Northeast Bancorp, Inc. from 1977 to 1987, the Chairman and Chief Executive Officer of United Virginia Bankshares Incorporated from 1970 to 1976 and the Chairman of the FDIC from 1965 to 1970. Mr. Randall was President and Chief Executive Officer of The Conference
Board, Inc. from 1976 to 1982. Mr. Randall currently serves on the board of directors of Dominion Resources, Inc. Mr. Randall also serves as trustee of the New York based Oppenheimer Mutual Funds. Other than serving as a member of various boards of directors, Mr. Randall has not had any other employment in the five years preceding the date of this Proxy Statement. Mr. Randall attended Weber State University and received a B.A. degree and an M.S. degree from Brigham Young University.

    SHARON SHARP. Sharon Sharp, a Director of Prime Retail, Inc. since November 1997, is a director of the Public Gaming Research Institute ("PGRI"), where she serves as publisher of Public Gaming International, the leading magazine of the worldwide lottery industry, and manages their international career placement service specializing in lottery and gaming personnel.
Ms. Sharp joined PGRI in January 1994. Prior to joining PGRI, Ms. Sharp served as director of the Illinois and California Lotteries from 1987-1993. Ms. Sharp attended Holy Cross Central School of Nursing, and received an A.A.S. in Journalism from Harper College.

    INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established the Audit Committee, the Executive Committee, the Compensation Committee and the Independent Directors Committee. The Company does not have a Nominating Committee. During 2000, each director attended at least 75% of the combined number of meetings of the Board and any committee of which he or she was a member.

    AUDIT COMMITTEE. The functions of the Audit Committee, which currently consists of Mr. Randall and Ms. Sharp, include making recommendations concerning the engagement of independent public accountants, reviewing with the independent accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees, and reviewing the adequacy of the Company's internal accounting controls. Mr. Randall is Chairman of the Audit Committee.

    EXECUTIVE COMMITTEE. The Executive Committee, which currently consists of Messrs. G. Reschke and Governor Thompson, has certain authority to acquire and dispose of real property and the power to authorize, on behalf of the Board of Directors, the execution of certain contracts and agreements, including those related to certain financings by the Company; provided, however, unless specifically authorized by the Board of Directors, the Executive Committee's authorization related to any individual matter shall not exceed $3,000,000. All actions by the Executive Committee are reported at the next meeting of the Board of Directors.

    COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Ms. Sharp, has certain responsibilities in connection with determining the compensation for the Company's executive officers and implementing and administering the Company's Stock Incentive Plans.

    INDEPENDENT DIRECTORS COMMITTEE. The Independent Directors Committee, which consists of Messrs. Randall, M. Reschke, Traub and Governor Thompson and
Ms. Sharp, has the responsibility to (i) consider and approve any proposed action or transaction involving the Company and PGI; (ii) consider and take such actions and make such approvals and recommendations as are required to be considered, taken or made by the Company's independent directors under either the Operating Partnership Agreement or corporate governance documents relating to the Company, or otherwise; and (iii) consider and take such actions and make such approvals as are appropriate to reduce or eliminate any potential or apparent conflict of interest which may arise in connection with any proposed action or transaction involving the Company.

    During the fiscal year ended December 31, 2000, the Audit Committee held five meetings, the Executive Committee held twenty-two meetings, the Independent Directors Committee held one meeting, the Compensation Committee held four meetings, and the Board of Directors held eleven meetings.

                           COMPENSATION OF DIRECTORS

    Directors who are not employees of, or affiliated with, the Company will receive a fee for their services as Directors. Such persons will receive annual compensation of $35,000 plus a fee of $1,000 for attendance in person at each meeting of the Board of Directors, a fee of $500 for participating by telephone in each substantial meeting of the Board of Directors or of any committee of the Board of Directors, a fee of $500 for attending any meeting of any committee of the Board of Directors, and an annual fee of $1,000 for each committee on which such member serves. Such persons also will receive reimbursement of all travel and lodging expenses related to their attendance at both board and committee meetings. Pursuant to the Prime Retail, Inc. Nonemployee Director Stock Plan (the "Directors Plan") adopted at the 1999 annual meeting, the Company grants each outside director of the Company restricted stock awards of 1,000 shares of Common Stock each year. Such shares of restricted stock fully vest upon the date of grant.

    In consideration for service on the Board of Directors' Executive Committee in 1999, pursuant to the Directors Plan, the Company granted options to purchase an aggregate of 60,000 shares of Common Stock to Mr. Norman Perlmutter. Such options vested immediately and will terminate on July 28, 2009. The exercise price of such options is $8.50. In consideration for service on the Board of Directors' Executive Committee in 2000, Governor James R. Thompson and
Messrs. N. Perlmutter and William P. Dickey each received restricted stock awards of 60,000 shares of Common Stock, which awards were made pursuant to the Directors Plan and which shares vest on a monthly basis beginning May 1, 2000 and which fully vested on September 1, 2000. As additional consideration for service on the Board of Director's Executive Committee, pursuant to the Prime Retail, Inc. 1994 Stock Incentive Plan, the Company granted options to purchase an aggregate of 420,000 shares of Common Stock to outside directors of the Company as follows (with the number of shares of Common Stock to be issued upon exercise thereof indicated parenthetically): Norman Perlmutter (140,000), William P. Dickey (140,000) and Governor James R. Thompson (140,000). Such options vest on a monthly basis beginning May 1, 2000 and fully vested on February 1, 2001 and will terminate upon the earlier to occur of (a) the expiration of ten years from the date of grant or (b) the expiration of one year from the date of termination of services of the optionee as a Director of the Company. The exercise price of such options is $1.6875 per share. Both Mr. N. Perlmutter and Mr. Dickey resigned from their positions as directors of the Company effective November 2, 2001. Information regarding compensation paid to them during the Company's last fiscal year is set forth as required by the rules of the Securities and Exchange Commission.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

    The following table sets forth certain information as of November 6, 2001 concerning each of the Company's executive officers and key employees serving in such capacities:

NAME                                             AGE            POSITION
----                                     --------------------   --------
Glenn D. Reschke.......................  50                     President, Chief Executive Officer, Chairman of the
                                                                Board of Directors
Robert A. Brvenik......................  46                     Executive Vice President--Chief Financial Officer
                                                                and Treasurer
Steven S. Gothelf......................  41                     Executive Vice President--Finance
David G. Phillips......................  40                     Executive Vice President
C. Alan Schroeder......................  44                     Executive Vice President--General Counsel and
                                                                Secretary

    GLENN D. RESCHKE. Glenn D. Reschke is President, Chief Executive Officer and Chairman of the Board of Directors of Prime Retail, Inc. Reporting to the Board of Directors, Mr. G. Reschke is responsible for all aspects of the Company, its 45 outlet centers and all its employees, including the leasing, operations, marketing, development, finance and administrative functions. In addition, Mr. G. Reschke is responsible for developing and implementing the long-term strategic goals and objectives of the Company as approved by the Board of Directors. Mr. G. Reschke has been a member of the Board of Directors since 1997. Mr. G. Reschke became President and Chief Operating Officer of the Company on October 6, 1999; acting Chief Executive Officer of the Company on
February 25, 2000; and Chief Executive Officer and Chairman of the Board of Directors of the Company on July 19, 2000. From the inception of the Company in 1994 through October 6, 1999, Mr. G. Reschke served as Executive Vice President--Development and Acquisitions. Prior to his employment by the Company, Mr. G. Reschke worked for PGI, which he joined in 1983 and served as Vice President, Senior Vice President and Executive Vice President. Mr. G. Reschke was responsible for PGI's multi-family, senior housing, single family and land development divisions. Mr. G. Reschke received a Masters in Business Administration from Eastern Michigan University with a specialization in finance after receiving a Bachelor of Science degree with honors in Chemical Engineering from Rose Hulman Institute of Technology in Terre Haute, Indiana. Mr. G. Reschke is the brother of Michael W. Reschke.

    ROBERT A. BRVENIK. Robert A. Brvenik is Executive Vice President--Chief Financial Officer and Treasurer of the Company. Mr. Brvenik joined the Company in 2000. Mr. Brvenik's responsibilities with the Company include capital market activities, corporate budgeting, financial reporting, investor relations, accounting, taxation, treasury and management information systems. Prior to joining the Company, Mr. Brvenik was associated for 13 years with Pyramid Management Group, Inc. where he served in several key capacities including Chief Financial Officer, Chief Operating Officer, Director of Development and Senior Leasing Representative in addition to liason with several large commercial and investment banks. Mr. Brvenik has also held positions at Arthur Andersen & Co. and Citicorp. He received his B.S. in Accounting from Utica College of Syracuse University and is a Certified Public Accountant.

    STEVEN S. GOTHELF. Steven S. Gothelf is the Executive Vice President--Finance of the Company. Mr. Gothelf was Senior Vice President--Finance of the Company from 1994 to 1999 and has been Executive Vice President--Finance of the Company since 1999. Mr. Gothelf's responsibilities with the Company include financing, capital market activities, asset management and the review and analysis of potential outlet center acquisitions and dispositions. From 1990 until the Company's initial public offering of stock in 1994, Mr. Gothelf served as Vice President of Asset and Development Management of PGI. For two years prior to joining PGI, Mr. Gothelf was Vice President of Finance and Administration of Clarion Development Inc. Before joining Clarion Development Inc., Mr. Gothelf was a Market Maker for financial futures at the Chicago Board of Trade and prior to that was a Manager of Real Estate Tax and Consulting for KPMG Peat Marwick LLP. Mr. Gothelf received his B.S. degree in Accounting from the University of Illinois and is a certified public accountant.

    DAVID G. PHILLIPS. David G. Phillips is President of Prime Retail Europe and an Executive Vice President of the Company. Mr. Phillips oversees the Company's development, marketing, leasing and operations efforts in Europe. Prior to becoming President of Prime Retail Europe in 1999, Mr. Phillips was Executive Vice President--Leasing of the Company from 1994 to 1996 and then Executive Vice President--Operations, Marketing and Leasing of the Company from 1996 until 1999. From 1989 to 1994, Mr. Phillips was Vice President--Director of Leasing of PGI. Prior to joining PGI, Mr. Phillips was a leasing representative at D.I. Realty, Inc., leasing a variety of retail projects including outlet centers and traditional and specialty malls. Mr. Phillips received a Masters of Science degree in Real Estate Development from Johns Hopkins University and a Bachelor of Science degree in Business Administration from the University of Vermont. Mr. Phillips is a member of the ICSC with a CLS (Certified Leasing Specialist) designation from the Urban Land Institute.

    C. ALAN SCHROEDER. C. Alan Schroeder is Executive Vice President--General Counsel and Secretary of the Company. He has been General Counsel since 1994. From 1990 to 1994, Mr. Schroeder was an Assistant General Counsel of PGI, responsible for legal matters relating to the retail division. Prior to joining PGI, Mr. Schroeder was associated with Hopkins & Sutter, a Chicago, Illinois based law firm now part of Foley & Lardner. Mr. Schroeder received a Juris Doctorate degree from The University of Chicago Law School and an A.B. degree from Bowdoin College in Brunswick, Maine. Mr. Schroeder is licensed to practice law in Illinois.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation for services in all capacities to the Company for the years ended December 31, 1998, 1999 and 2000 with respect to the Chief Executive Officer of the Company and the four other persons who were the most highly compensated executive officers of the Company during 2000, as well as two other persons who performed Chief Executive Officer-related duties during 2000 (the "Named Executives"). Note that certain Common Stock and option values set forth below, per the rules of the Securities and Exchange Commission, are based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 29, 2000, the last day of trading in 2000. In September 2001, the Common Stock was delisted from the New York Stock Exchange and began trading on the OTC Bulletin Board.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL
                                                             COMPENSATION                  LONG TERM COMPENSATION AWARD
                                                        -----------------------   -----------------------------------------------
                                                                                                                         PAYOUTS
                                                                                                                        ---------
                                                                                  RESTRICTED STOCK      SECURITIES        LTIP
                                                                                       AWARDS           UNDERLYING       PAYOUTS
        NAME AND PRINCIPAL POSITION            YEAR     SALARY($)   BONUS($)(1)        ($)(2)        OPTIONS/SARS(#)       ($)
-------------------------------------------  --------   ---------   -----------   ----------------   ----------------   ---------
Glenn D. Reschke...........................    2000      350,707      175,203              --           300,000(4)             --
  Chairman of the Board, President and         1999      266,288           --              --                   --             --
  Chief Executive Officer(3)                   1998      225,961      252,500         138,292            50,000(4)             --

Robert A. Brvenik(5).......................    2000      115,588      250,000              --           200,000(4)             --
  Executive Vice President -- Chief            1999           --           --              --                   --             --
  Financial Officer and Treasurer              1998           --           --              --                   --             --

C. Alan Schroeder..........................    2000      237,207      236,703              --           200,000(4)             --
  Executive Vice President -- General          1999      239,971      107,000              --                   --             --
  Counsel and Secretary                        1998      200,000      280,000         138,242            50,000(4)             --

Steven S. Gothelf..........................    2000      200,707      200,203              --           100,000(4)             --
  Executive Vice President -- Finance          1999      188,572       90,000              --                   --             --
                                               1998      148,846      185,000          69,125            25,000(4)             --

John S. Mastin (6).........................    2000      200,707      156,203              --           100,000(4)             --
  Executive Vice President -- Leasing          1999      194,668       90,000              --                   --             --
                                               1998      156,635       90,000          69,125            25,000(4)             --

Michael W. Reschke.........................    2000       86,539           --              --                   --             --
  Director(7)                                  1999      259,255           --              --                   --             --
                                               1998      259,615      225,000         368,636           300,000(4)             --

Abraham Rosenthal(8).......................    2000       77,569           --              --                   --             --
                                               1999      417,904           --              --                   --      628,928(9)
                                               1998      415,384      360,000              --           300,000(4)      628,925(9)

------------------------

NOTES:

(1) Reflects bonus paid for performance in year indicated.

(2) The total number of shares of restricted Common Stock held by each person listed above (which number excludes restricted Common Stock awards which vested prior to December 31, 2000 and includes all unvested restricted Common Stock awards) and the value of such shares of restricted Common Stock, based on the closing price ($0.4688) as listed on the New York Stock Exchange on December 29, 2000 (the last day of trading in 2000), were as follows:

--------------------------------------------------------------------------------------
                             NUMBER OF SHARES OF
                             RESTRICTED COMMON STOCK
                             HELD AT DECEMBER 31, 2000     VALUE AT DECEMBER 31, 2000
           NAME                    (#)                           ($)
--------------------------------------------------------------------------------------
Glenn D. Reschke                        7,844                         3,677
--------------------------------------------------------------------------------------
Robert A. Brvenik                           0                             0
--------------------------------------------------------------------------------------
C. Alan Schroeder                       7,844                         3,677
--------------------------------------------------------------------------------------
Steven S. Gothelf                       3,922                         1,839
--------------------------------------------------------------------------------------
John S. Mastin                          3,922                         1,839
--------------------------------------------------------------------------------------
Michael W. Reschke                     20,915                         9,805
--------------------------------------------------------------------------------------
Abraham Rosenthal                           0                             0
--------------------------------------------------------------------------------------

(3) Mr. G. Reschke was promoted to President and Chief Operating Officer on October 6, 1999, to President and acting Chief Executive Officer on February 25, 2000, and then to Chairman of the Board, President and Chief Executive Officer on July 19, 2000. Formerly, Mr. G. Reschke served as Executive Vice President--Development and Acquisitions.

(4) Options granted pursuant to the 1998 Long-Term Stock Incentive Plan.

(5) Mr. Brvenik joined the Company during June, 2000 and therefore received no compensation in 1998 and 1999.

(6) Mr. Mastin resigned from his position with the Company on November 2, 2001. Information regarding his compensation is included in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

(7) On April 5, 2000, Mr. M. Reschke relinquished his responsibilities as an executive officer and became non-executive Chairman of the Board of Directors of Prime Retail, Inc. In connection with the relinquishment of his responsibilities as an executive officer and related termination of his employment agreement Mr. Reschke received a payment of $389,812 from the Company on January 29, 2001.

(8) On February 25, 2000, Mr. Rosenthal resigned as Chief Executive Officer of the Company. For a description of the terms of his severance arrangement, see "--Employment Agreements and Change of Control Agreements."

(9) As part of his 1998 and 1999 compensation Mr. Rosenthal received special distributions in the amount of $628,925 and $628,928, respectively, which were used to repay certain indebtedness owed by an affiliate of Mr. Rosenthal to the Company. See "Certain Relationships and Related Transactions--Loan to Mr. Rosenthal."

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information with respect to options granted in 2000 to the Named Executives by the Company.

                               INDIVIDUAL GRANTS

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                                                                           STOCK PRICE
                              NUMBER OF      % OF TOTAL                                    APPRECIATION
                              SECURITIES    OPTIONS/SARS     EXERCISE                  FOR OPTION TERM FROM
                              UNDERLYING     GRANTED TO      OR BASE                   DATE OF GRANT ($)(3)
                             OPTIONS/SAR    EMPLOYEES IN      PRICE      EXPIRATION   ----------------------
                             GRANTED (#)     FISCAL YEAR    ($/SH) (2)      DATE         5%            5%
                             ------------   -------------   ----------   ----------   --------      --------
                                                                                          (IN THOUSANDS)
Glenn D. Reschke...........    300,000          21.6%         $2.00       5/11/10     $377,337      $377,337

Robert A. Brvenik..........    200,000          14.4           2.00       5/11/10      251,558       251,558

C. Alan Schroeder..........    200,000          14.4           2.00       5/11/10      251,558       251,558

Steven S. Gothelf..........    100,000           7.2           2.00        5/3/10      125,779       125,779

John S. Mastin.............    100,000           7.2           2.00        5/3/10      125,779       125,779

Michael W. Reschke.........          0             0             --            --           --            --

Abraham Rosenthal..........          0             0             --            --           --            --

------------------------

(1) Except as otherwise noted, the exercise price for the options is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the option is exercised, of Common Stock.

(2) Reflects the percent of total options to purchase Common Stock granted to employees in the last fiscal year pursuant to the 1998 Long-Term Stock Incentive Plan and the Nonemployee Director Stock Plan (together, the "Plans"). A total of 1,387,600 options were granted to employees during 2000 pursuant to the Plans.

(3) The exercise price for each share is equal to at least one hundred percent of Fair Market Value of a share on the date the option was granted.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information with respect to the number of shares of Common Stock underlying Stock Options held by each of the Named Executives and the value of such officers' exercisable and unexercisable options on December 31, 2000. None of the Named Executives exercised any Stock Options during 2000.

                                                 NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                      OPTIONS AT                 OPTIONS AT DECEMBER 31,
                                                   DECEMBER 31, 2000                    2000 (1)
                                              ---------------------------      ---------------------------
NAME                                          EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
----                                          -----------   -------------      -----------   -------------
Glenn D. Reschke............................    130,000        250,000            $0.00          $0.00

Robert A. Brvenik...........................     33,320        166,680             0.00           0.00

C. Alan Schroeder...........................    100,320        166,680             0.00           0.00

Steven S. Gothelf...........................     64,500         75,000             0.00           0.00

John A. Mastin..............................     57,500         75,000             0.00           0.00

Michael W. Reschke..........................    425,000              0             0.00           0.00

Abraham Rosenthal...........................    343,648              0             0.00           0.00

------------------------

Note:

(1) Based on the market price of $0.4688 per share, which was the closing selling price per share of Common Stock on the NYSE on December 29, 2000, the last trading day in 2000, less the option exercise price of unexercised, in-the-money options held by the Named Executives at December 31, 2000.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

    The Company has entered into employment agreements (the "Employment Agreements") with each of Messrs. G. Reschke, Robert A. Brvenik, C. Alan Schroeder, Steven S. Gothelf and John S. Mastin. The agreements generally provide that such executive officers shall devote substantially all of their business time to the operation of the Company. The Employment Agreement for Mr. G. Reschke provides for a term expiring on July 24, 2003. The Employment Agreements with Messrs. Brvenik, Schroeder, Gothelf and Mastin provide for terms expiring on June 11, 2003, May 3, 2003, May 3, 2002 and May 3, 2002,
respectively. In the case of Mr. G. Reschke, such term is automatically extended for successive one year periods unless either the Company or Mr. G. Reschke provides the other with prior written notice that such term shall not be extended. With regard to Messrs. Brvenik, Schroeder, Gothelf and Mastin, the respective terms, if not affirmatively terminated or extended for a specific duration by the parties, will continue on a month-to-month basis.

    Each of the Employment Agreements set forth the base salary for the executive and provide that the employees covered thereby are eligible to receive discretionary bonuses as determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company. In the case of Mr. G. Reschke, such bonus may not exceed 100% of his then-current base salary. During 2000 the Company granted options to acquire 300,000 shares of Common Stock to Glenn D. Reschke. Pursuant to the Employment Agreements with Messrs. Gothelf, Mastin, Brvenik and Schroeder, the Company granted options to acquire 100,000 shares of Common Stock to each of Mr. Gothelf and Mr. Mastin and options to acquire 200,000 shares of Common Stock to each of Mr. Brvenik and Mr. Schroeder.

    If the Employment Agreements are terminated by the Company "without cause" or are terminated by the executive after a "change in control" or for "good reason" (as such terms are defined in the Employment Agreements), the executive will be entitled to a lump sum payment. With regard to Messrs. Brvenik, Schroeder, Gothelf and Mastin, such payment in the event of termination by the Company without cause or by the executive for good reason will be an amount equal to the product of (x) the number of full and partial years remaining in the initial term of his Employment Agreement and (y) the sum of (A) his then current base salary and (B) a bonus equal to 100% of the average bonus paid to him for the two most recent calendar years, or if no such bonuses were paid, a bonus equal to 50% of his then current base salary (the amounts in clauses
(A) and (B), together, the "One-Year Pay Equivalent"). If the Company terminates any of Messrs. Brvenik's, Schroeder's, Gothelf's or Mastin's employment due to disability, the applicable executive will receive one and one-half times the One-Year Pay Equivalent if the Company has terminated or materially reduced the executive's long-term disability coverage as in effect on the date the agreement became effective. With regard to Mr. G. Reschke such amount for termination
(i) by the Company "without cause" or by the Company upon Mr. G. Reschke's disability will be equal to the sum of (x) one times the amount of his annual base salary plus (y) one times the average of the amounts payable to such executive for the prior two years under the terms of his "performance bonus" (as such term is defined in Mr. G. Reschke's Employment Agreement) or (ii) by the executive for "good reason" will be equal to one times the amount of his annual base salary. In addition, if the Company terminates any of Messrs. G. Reschke, Brvenik, Schroeder, Gothelf or Mastin without cause or, in the case of Messrs. Brvenik, Schroeder, Gothelf and Mastin, if the executive resigns for good reason and within twelve months from such termination or resignation there is a "change of control" of the Company, the applicable executive will be entitled to receive the amounts set forth in the first sentence of the following paragraph if and to the extent such amount exceeds the amount payable to him pursuant to this paragraph.

    The Employment Agreements also provide that if, (x) with respect to Messrs. Brvenik, Schroeder, Gothelf and Mastin, the executive terminates the Employment Agreement for any reason simultaneously with a change of control,
(y) with respect to Messrs. Brvenik, Schroeder, Gothelf and Mastin, within six months following a change of control the executive terminates the Employment Agreement for any reason, or (z) within twenty-four months following a "change of control" of the Company, the Company terminates the Employment Agreement (during its initial term with respect to Messrs. Brvenik, Schroeder, Gothelf and Mastin and at any time with respect to Mr. G. Reschke) "without cause" or the executive terminates the Employment Agreement (during its initial term with respect to Messrs. Brvenik, Schroeder, Gothelf and Mastin and at any time with respect to Mr. G. Reschke) with "good reason," such executive will be entitled to receive: (i) any amount of base salary accrued but undistributed; (ii) other vested benefits through the effective date of the termination and health and life insurance benefits for a period of two years, plus (iii) in the case of Mr. G. Reschke, a distribution of $1,600,000, and in the case of Messrs. Brvenik, Schroeder, Gothelf and Mastin, a distribution equal to the product of the number of full and partial years remaining in the initial term (or if greater, two years) times the One-Year Pay Equivalent and health and life insurance benefits for twenty-four months.

    Additionally, if the Employment Agreement with Mr. G. Reschke is so terminated, certain restrictions on the transfer of stock held by Mr. G. Reschke (or obtained by Mr. G. Reschke upon exercise of Common Units) may terminate, and any stock awards under the Company's 1998 Long-Term Stock Incentive Plan will be vested. Finally, if the Employment Agreement with Mr. G. Reschke is terminated, Mr. G. Reschke will be fully vested in any amount accrued on his behalf under any qualified or nonqualified retirement plans of the Company and will also receive the benefits of a $4,000,000 life insurance policy for a period of two years.

    With regard to Mr. G. Reschke, the Employment Agreement contains certain non-compete provisions restricting the executive from directly or indirectly competing with the Company's business, including (i) performing services for a competitor of the Company similar to the services he provides to the Company, (ii) soliciting or attempting to solicit any competing business from any entity or person that is a vendor, customer or tenant that is actively being pursued by the Company and the executive knows it is being actively pursued, (iii) induce or attempt to persuade any employee or customer, vendor or tenant of the Company being actively pursued by the Company to terminate its business relationship with the Company for a period of up to two years following termination of employment. The Employment Agreement provides that if the Company terminates the executive's employment without cause or within two years of a change of control or the executive terminates his employment with good reason then, so long as the executive is in compliance with these non-compete provisions, the Company will pay the executive an amount equal to $66,666.66 per calendar month for a period of two years, beginning with the first calendar month after termination of the executive's employment; provided that, either the Company or the executive may elect to limit the non-compete period, and the $66,666.66 monthly payments, to one year.

    With regard to Messrs. Brvenik, Schroeder, Gothelf and Mastin, during and until the later of the term of his employment or, in the case of Messrs. Gothelf and Mastin, May 3, 2002, and in the case of Mr. Brvenik,
June 11, 2003, and in the case of Mr. Schroeder, May 3, 2003 (but only if such executive resigns other than for good reason or is terminated by the Company with cause), the applicable executive may not hire, cause to be hired, induce or attempt to induce any officer, employee, agent, consultant, independent contractor, tenant or customer of the Company to discontinue such affiliation with the Company or to refrain from entering into new business relationships with the Company. In addition, during such time, such executives may not perform or solicit services for certain named entities.

    Each of the Employment Agreements also contain a non-disclosure provision which prohibits each of the executives from disclosing or using any "trade secret" (as such term is defined in the Employment Agreements).

    On April 5, 2000, the Company and Mr. M. Reschke agreed to terminate Mr. M. Reschke's employment agreement with the Company as a result of Mr. M. Reschke relinquishing his responsibilities as an executive officer of the Company and becoming a non-executive Chairman of the Board of Directors of Prime
Retail, Inc. In connection with such termination, the Company agreed to make a payment to Mr. M. Reschke of $389,812, which payment was made on January 29, 2001.

    The Company entered into a separation agreement (the "Separation Agreement") with Mr. Rosenthal effective as of February 25, 2000. Pursuant to such Separation Agreement, Mr. Rosenthal resigned as Chief Executive Officer and as a member of the Company's Board of Directors. Pursuant to his Separation Agreement, Mr. Rosenthal is entitled to receive separation payments which include: (i) accrued but undistributed amounts of his Base Distribution (as defined in his employment agreement) through March 1, 2000; (ii) a special distribution of $628,927.85 (previously approved by the Board of Directors of the Company in connection with his 1999 compensation) to be used by Mr. Rosenthal as payment in full of the remaining outstanding obligations under a recourse loan of $2.375 million made by the Operating Partnership to Mr. Rosenthal in connection with the Company's IPO (See "Certain Relationships and Related Transactions--Loan to Mr. Rosenthal"); and (iii) a severance distribution in an amount equal to $1,750,000 of which $600,000 was paid in March 2000 and the balance of which has been paid and is payable, without interest, in eighteen equal monthly installments of $63,888.89 commencing
March 31, 2000.

    Under the terms of the Separation Agreement with Mr. Rosenthal, the Company provided health and life insurance benefits will be maintained for eighteen months following the date of the Separation Agreement. Mr. Rosenthal's option awards under the Company's 1998 Long-Term Stock Incentive Plan became fully vested.

    The Separation Agreement with Mr. Rosenthal also included non-competition, non-solicitation and non-disclosure provisions which generally prohibited
Mr. Rosenthal for a period of one year from the date of the Separation Agreement from (i) competing with the "business" (as such term is defined in the Separation Agreement) within a defined geographic area, (ii) soliciting employees, customers, vendors or tenants to terminate their relationship with the Company, and (iii) disclosing or using any "trade secret" (as such term is defined in the Separation Agreement).

    Mr. Mastin resigned from his position with the Company on November 2, 2001. He and the Company are currently negotiating the terms of a separation agreement.

     EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors, which is required to have a majority of outside Directors who are neither employees nor officers of the Company, is charged with determining compensation for the Company's executive officers. As of the end of the most recent fiscal year, Messrs. Dickey and Randall and Ms. Sharp served on the Compensation Committee. Mr. Dickey resigned as a director of the Company effective November 2, 2001. Therefore, Mr. Randall and Ms. Sharp currently serve on the Compensation Committee.

    No executive officer of the Company served as a director or member of
(i) the compensation committee of another entity which has an executive officer who is a Director of the Company or member of the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE
                          (DATED AS OF MARCH 15, 2001)

RESPONSIBILITIES OF THE COMMITTEE

    The Compensation Committee consists of three independent, non-employee directors: Messrs. Dickey and Randall and Ms. Sharp. It is the Compensation Committee's responsibility to:

    - Recommend and report to the Board of Directors concerning matters of compensation relating to the Company's senior executive officers, including the Named Executives;

    - Administer the Company's executive incentive plans; and

    - Monitor the performance and compensation of the Company's senior executive officers.

THE STRUCTURE AND BASIS OF THE COMPANY'S COMPENSATION PROGRAM

    The Company's compensation programs are based on the following guiding principles:

    - Competitiveness--Offering competitive levels of total compensation, commensurate with performance, to attract critical executive talent.

    - Pay for Performance--Fostering a culture that motivates and rewards high-performing executives and emphasizes incentive based compensation.

    - Retention--Retaining exceptional executive talent and promoting management stability for the long-term benefit of the Company and its shareholders.

    - Shareholder Interests--Maintaining a compensation program that rewards the achievement of strategic objectives that enhance shareholder value.

    The Company's executive compensation programs consist of the following components:

BASE SALARY

    The Compensation Committee has the discretion (except as otherwise restricted by any employment agreements) to adjust the salaries of the Named Executives and other senior executive officers of the Company. The Compensation of the Named Executives in 2000 is set forth above under the caption entitled "--Summary Compensation Table."

    On February 25, 2000, Mr. G. Reschke was promoted from President and Chief Operating Officer to President and Chief Executive Officer of the Company. On July 19, 2000, he was further promoted to Chairman of the Board, President and Chief Executive Officer. As a result of the increase in Mr. G. Reschke's responsibilities, his base salary increased from $350,000 per year to $400,000 per year, effective January 1, 2001.

ANNUAL PERFORMANCE BONUS

    The annual performance bonus for senior officers is determined by the Compensation Committee based on a variety of criteria related to individual and company performance. In reviewing these criteria, the Compensation Committee noted that although the Company did not achieve certain performance or operating objectives, key members of the senior management team were instrumental in the Company's efforts to complete certain financings, financing amendments and sales transactions that helped stabilize the Company's financial position. In December of 2000, the Company completed a series of transactions that provided the Company an aggregate of $174 million net proceeds, including $120 million from financings and $54 million from the sale of four outlet centers. In addition, simultaneously with the closing of the financings, certain financing amendments which allowed the Company to cure defaults were finalized. The Compensation Committee noted that the financial condition of the Company during 2000 made it difficult to achieve certain performance and operating objectives. As a result of Mr. G. Reschke's performance in connection with the operation of the Company and such refinancings and sales, he received a compensatory bonus in 2000 equivalent to 50% of his then-current base salary. See "--Summary Compensation Table."

STOCK INCENTIVE PLANS

    During 2000, in order to provide greater equity interests to the Company's Chief Executive Officer and President and other senior executives, the Compensation Committee, pursuant to the Prime Retail, Inc. 1998 Long-Term Stock Incentive Plan (the "1998 Stock Incentive Plan"), approved the grant of options to purchase common shares to the Chief Executive Officer and President, other senior executives, and other employees of the Company, as set forth above in "Option Grants in Last Fiscal Year."

LONG TERM COMPENSATION

    On February 25, 2000, Mr. Rosenthal resigned his position as Chief Executive Officer and a director of the Company. The terms of his departure are set forth in the Separation Agreement (as defined above). The economic terms of the Separation Agreement generally reflect the severance arrangements contained in Mr. Rosenthal's prior employment agreement with the Company. Further, on April 5, 2000, Mr. M. Reschke and the Company terminated Mr. Reschke's employment agreement with the Company. For a discussion of the terms of the Separation Agreement and the termination of Mr. M. Reschke's employment with the Company, see "--Employment Agreements and Change of Control Agreements."

POLICY WITH RESPECT TO THE $1 MILLION DOLLAR DEDUCTION LIMIT

    One of the factors the Compensation Committee considers when developing compensation programs is the anticipated tax treatment to the Company and to the executives of various payments and benefits. Generally, the Compensation Committee intends to comply with Section 162(m) of the Internal Revenue Code.
Section 162(m) limits the ability of a publicly-held corporation such as the Company to deduct compensation in excess of $1 million paid to each named executive officer reported in the Summary Compensation Table, other than performance-based compensation. The Compensation Committee may, however, determine that it is necessary to exceed the limit on deductibility under
Section 162(m) to insure executive officers are compensated in a manner consistent with the Company's best interests and those of its shareholders.

                                          COMPENSATION COMMITTEE

                                          (AS OF MARCH 15, 2001)

                                          William P. Dickey
                                          Kenneth A. Randall
                                          Sharon J. Sharp

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative shareholder return of the Company's Common Stock (formerly NYSE:PRT) to its peer group, the National Association of Real Estate Investment Trust's Equity Shopping Center Index (the "Shopping Center Index") and the S&P 500 Index over a five-year period, beginning December 31, 1995 and ending December 31, 2000. The total shareholder return assumes an initial investment of $100 at the beginning of the period in the Company's Common Stock, the Shopping Center Index and the S&P 500 Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods. In September 2001, the Company's Common Stock was delisted from the New York Stock Exchange and began trading on the OTC Bulletin Board.

                                    [GRAPH]

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                   1995       1996       1997       1998       1999       2000
                                                 --------   --------   --------   --------   --------   --------
PRT............................................    100       116.25     143.83     117.44      77.49       6.46
Shopping Center Index..........................    100       133.55     162.19     150.85     134.69     155.02
S&P 500 Index..................................    100       122.96     163.99     210.86     255.20     231.96

                               OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    CONSULTING AGREEMENTS WITH AFFILIATES OF MR. TRAUB. The Company has entered into a consulting agreement with MTA, an entity owned and controlled by Mr. Traub. The consulting agreement provides that for so long as Mr. Traub remains a Director of the Company, MTA will provide consulting and advisory services in connection with the Company's merchant relations and MTA will receive a monthly fee of $8,333 for such services.

    LOAN TO MR. ROSENTHAL. In connection with the IPO, the Operating Partnership made a recourse loan of $2.375 million for the benefit of Mr. Rosenthal. Mr. Rosenthal used such loan proceeds to acquire 125,000 Common Units at a price of $19.00 per unit, reflecting the IPO price per share of Common Stock. Mr. Rosenthal incurred such loan and made such purchases through the Executive LLC that he controls and which was the borrower under such loan. The loan was secured by a pledge of 125,000 Common Units acquired with the proceeds thereof and was guaranteed by Mr. Rosenthal. As a part of the severance package included in Mr. Rosenthal's Separation Agreement (see "Executive Compensation--Employment Agreements and Change of Control Agreements"),
Mr. Rosenthal received a special distribution in 2000 in the amount of $628,927.85 which was used as payment in full of the remaining outstanding obligations under the loan.

    OBLIGATIONS WITH RESPECT TO HORIZON GROUP PROPERTIES, INC. ("HGP") CREDIT FACILITIES. Currently, the Company is a guarantor or otherwise obligated with respect to an aggregate of approximately $12.5 million of the indebtedness of HGP and its affiliates, including a $10 million obligation under HGP's secured credit facility which bears an annual rate of interest of LIBOR plus 3.95%, matures in July, 2002 and is collateralized by five properties located throughout the United States. HGP is a publicly traded company which was formed in connection with the Company's merger with Horizon in June 1998. Mr. M. Reschke, Director of the Company, is a member of the board of directors of HGP; Mr. Amster, a Preferred Director Nominee, is a Director of HGP; and Mr. Skoien, a Preferred Director Nominee, is the President, Chairman and Chief Executive Officer of HGP. In the event HGP is unable to make debt service payments under HGP's secured credit facility, the Company may be required by the lenders to make payments under such guarantee.

    OTHER RELATED TRANSACTIONS WITH RESPECT TO PREFERRED DIRECTOR NOMINEES.

    During 2001, Mr. Amster paid $78,555.51 to the Company to satisfy an obligation under Section 16(b) of the Securities Act of 1934, as amended. See also "--Obligations with Respect to Horizon Group Properties, Inc. ("HGP") Credit Facilities."

    Mr. Skoien is an Executive Vice President and the Chief Operating Officer of PGI. PGI and certain of its affiliates beneficially own 251,300 shares of Common Stock and 7,344,629 Common Units which are currently exchangeable on a one-for-one basis for Common Stock. See also "--Obligations with Respect to Horizon Group Properties, Inc. ("HGP") Credit Facilities."

    OTHER TRANSACTIONS. Governor James R. Thompson, a Director of the Company, is Chairman of the law firm of Winston & Strawn, which has provided, and continues to provide, legal services to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission (the "Commission"). Officers, directors and beneficial owners of more than ten percent of the Company's equity securities are required by Commission regulations to furnish the Company with copies of all such forms which they file.

    Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2000, or written representations from certain reporting persons that no Forms 3, 4 or 5 were required to be filed by those persons, no transactions were reported late during the year ended December 31, 2000.

            COMMON STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Any holder of the Company's Common Stock who wishes to submit a proposal to be presented at the Company's 2002 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202, a reasonable time before the Company begins to print and mail its proxy materials in connection with such meeting to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with such Meeting.

    The Company's By-Laws provide that no business may be brought before an annual meeting unless specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors, or otherwise brought by a stockholder who has delivered notice to the Company (containing certain information specified in the By-Laws) not less than 60 or more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders provided that if the annual meeting of stockholders is called for a date that is not within 30 days before or after such anniversary date, notice must be delivered not later than 10 days following the date on which notice of the date of the annual meeting was announced or public disclosure of the date of the annual meeting was made, whichever is earlier. A copy of the full text of these By-Law provisions may be obtained by writing to the Secretary of the Company at the address indicated above.

                                 OTHER BUSINESS

    The Board of Directors knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

                                          [C. ALAN SCHROEDER SIGNATURE]

                                          C. Alan Schroeder
                                          SECRETARY

Dated: November 6, 2001

                          FORM OF PROXY FOR HOLDERS OF
                            SERIES A PREFERRED STOCK
                                       OF
                               PRIME RETAIL, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

                            MEETING OF STOCKHOLDERS,
                                DECEMBER 6, 2001

    The undersigned hereby appoint Glenn D. Reschke and C. Alan Schroeder, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Meeting (the "Meeting") of preferred stockholders of Prime Retail, Inc. (the "Company"), to be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on
December 6, 2001, at 11:00 a.m., local time, and any and all adjournments thereof, all the shares of Series A Preferred Stock of the Company according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following.

    1. To elect two Preferred Directors to the Company's Board of Directors with terms expiring at the Company's annual meeting of stockholders in 2003 or until their successors are duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Company's preferred stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment.

    IMPORTANT NOTE: You may only vote FOR the election of TWO of the nominees set forth below. IF YOU MARK A VOTE FOR MORE THAN TWO OF THE NOMINEES, THIS PROXY CARD WILL BE DEEMED INVALID AND YOUR VOTE WILL NOT BE COUNTED.

               NOMINEE: PAUL M. ALBERT, JR.

               / / FOR                   / / WITHHELD

               NOMINEE: HOWARD AMSTER

               / / FOR                   / / WITHHELD

               NOMINEE: DOV K. AVNI

               / / FOR                   / / WITHHELD

               NOMINEE: ROBERT H. KANNER

               / / FOR                   / / WITHHELD

               NOMINEE: JOHN B. NEWMAN

               / / FOR                   / / WITHHELD

               NOMINEE: GARY J. SKOIEN

               / / FOR                   / / WITHHELD

               NOMINEE: WILLIAM M. STERN

               / / FOR                   / / WITHHELD

               NOMINEE: SAMUEL N. YARMAK

               / / FOR                   / / WITHHELD

    2. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED FOR THE PREFERRED DIRECTOR NOMINEES IN THE SAME PROPORTION AS OTHER VOTES CAST PURSUANT TO ALL OTHER PROPERLY COMPLETED AND EXECUTED PROXIES RECEIVED BY THE COMPANY IN A TIMELY MANNER AND ALL VOTES CAST IN PERSON AT THE MEETING AND IN THE BOARD'S DISCRETION UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                              DATED: ------------------------, 2001

                                              ---------------------------------------------
                                              ---------------------------------------------
                                              ---------------------------------------------
                                              SIGNATURE

                                              ---------------------------------------------
                                              ---------------------------------------------
                                              ---------------------------------------------
                                              SIGNATURE IF HELD JOINTLY

                                              PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THIS PROXY
                                              CARD. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD
                                              SIGN. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR,
                                              ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE, OR
                                              GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A
                                              CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY
                                              PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                              PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          FORM OF PROXY FOR HOLDERS OF
                            SERIES B PREFERRED STOCK
                                       OF
                               PRIME RETAIL, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

                            MEETING OF STOCKHOLDERS,
                                DECEMBER 6, 2001

    The undersigned hereby appoint Glenn D. Reschke and C. Alan Schroeder, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Meeting (the "Meeting") of preferred stockholders of Prime Retail, Inc. (the "Company"), to be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on
December 6, 2001, at 11:00 a.m., local time, and any and all adjournments thereof, all the shares of Series B Preferred Stock of the Company according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following.

    1. To elect two Preferred Directors to the Company's Board of Directors with terms expiring at the Company's annual meeting of stockholders in 2003 or until their successors are duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Company's preferred stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment.

    IMPORTANT NOTE: You may only vote FOR the election of TWO of the nominees set forth below. IF YOU MARK A VOTE FOR MORE THAN TWO OF THE NOMINEES, THIS PROXY CARD WILL BE DEEMED INVALID AND YOUR VOTE WILL NOT BE COUNTED.

               NOMINEE: PAUL M. ALBERT, JR.

               / / FOR                   / / WITHHELD

               NOMINEE: HOWARD AMSTER

               / / FOR                   / / WITHHELD

               NOMINEE: DOV K. AVNI

               / / FOR                   / / WITHHELD

               NOMINEE: ROBERT H. KANNER

               / / FOR                   / / WITHHELD

               NOMINEE: JOHN B. NEWMAN

               / / FOR                   / / WITHHELD

               NOMINEE: GARY J. SKOIEN

               / / FOR                   / / WITHHELD

               NOMINEE: WILLIAM M. STERN

               / / FOR                   / / WITHHELD

               NOMINEE: SAMUEL N. YARMAK

               / / FOR                   / / WITHHELD

    2. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED FOR THE PREFERRED DIRECTOR NOMINEES IN THE SAME PROPORTION AS OTHER VOTES CAST PURSUANT TO ALL OTHER PROPERLY COMPLETED AND EXECUTED PROXIES RECEIVED BY THE COMPANY IN A TIMELY MANNER AND ALL VOTES CAST IN PERSON AT THE MEETING AND IN THE BOARD'S DISCRETION UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                              DATED: ------------------------, 2001

                                              ---------------------------------------------
                                              ---------------------------------------------
                                              ---------------------------------------------
                                              SIGNATURE

                                              ---------------------------------------------
                                              ---------------------------------------------
                                              ---------------------------------------------
                                              SIGNATURE IF HELD JOINTLY

                                              PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THIS PROXY
                                              CARD. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD
                                              SIGN. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR,
                                              ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE, OR
                                              GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A
                                              CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY
                                              PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                              PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.